EXHIBIT 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-87756, 33-44612, 333-18759, 333-49095, and 333-95763) of Competitive Technologies,
Inc. of our report dated October 12, 2001 relating to the financial statements, which appears in this Form 10-K.






s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
October 29, 2001